UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2009

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 Almaden Boulevard, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 947-6900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 30, 2009, Heritage Commerce Corp issued a press release announcing results for the first quarter ended March 31, 2009.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

In the first quarter of 2006, Heritage Commerce Corp commenced the payment of cash dividends to common stock shareholders. Although the Company remains "well-capitalized" as of March 31, 2009, the Board of Directors has approved a suspension of the payment of cash dividends in view of its desire to preserve the capital of the Company to support its banking activities in the markets it serves during this challenging economy. The Board of Directors will periodically review its position throughout 2009 and into 2010.

Heritage Commerce Corp is scheduled to present at the D.A. Davidson 11th Annual Financial Services Conference at the Bell Harbor Conference Center in Seattle.  Lawrence D. McGovern, Chief Financial Officer, and Michael R. Ong, Chief Credit Officer, are scheduled to present on Thursday, May 7th at 10:45 a.m. in the Marina Room.  The presentation will be archived for 90 days after the conference, and can be viewed at http://www.wsw.com/webcast/dadco15/htbk/.  D.A. Davidson & Co. is a full-service investment firm with offices in 16 states.

Heritage Commerce Corp will hold its Annual Meeting of Shareholders at its Company Headquarters in San Jose, California, on May 28, 2009 at 1:00 p.m. (PDT).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(D) Exhibits.

99.1	Press Release, dated April 30, 2009, entitled “Heritage Commerce Corp Reports Financial Results for First Quarter 2009”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 30, 2009

Heritage Commerce Corp

By: /s/ Lawrence D. McGovern
Name: Lawrence D. McGovern
Executive Vice President and Chief Financial Officer

By: /s/ Walter T. Kaczmarek
Name: Walter T. Kaczmarek
President and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NO.          DESCRIPTION

99.1	Press Release, dated April 30, 2009, entitled “Heritage Commerce Corp Reports Financial Results for First Quarter 2009”